                                                                     EXHIBIT 4.2
                                                                  EXECUTION COPY



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                          FIRST SUPPLEMENTAL INDENTURE

                                 BY AND BETWEEN

                          RENAISSANCERE HOLDINGS LTD.,
                                    AS ISSUER

                                       AND

                             BANKERS TRUST COMPANY,
                                   AS TRUSTEE


                             ----------------------

                            Dated as of July 17, 2001

                             ----------------------


                                  $150,000,000

                           RENAISSANCERE HOLDINGS LTD.

                           7.0% SENIOR NOTES DUE 2008


   ==========================================================================

                          FIRST SUPPLEMENTAL INDENTURE

         This First Supplemental Indenture, dated as of July 17, 2001 (the "Supplemental Indenture"), to the Indenture, dated as of July 1, 2001 (as heretofore amended and supplemented, the "Original Indenture"), by and between RenaissanceRe Holdings Ltd., a company duly organized and existing under the laws of Bermuda, having its principal executive office located at Renaissance House, 8-12 East Broadway, Pembroke HM 19, Hamilton, Bermuda (the "Company"), as issuer, and Bankers Trust Company, a New York banking corporation, having its principal executive office located at Four Albany Street, New York, New York 10006 (the "Trustee"), as trustee, is effective upon the execution hereof by the parties hereto.

                                    RECITALS

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Original Indenture providing for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the "Securities"), unlimited as to principal amount;

         WHEREAS, the Original Indenture is incorporated herein by this reference;

         WHEREAS, Section 3.1 of the Original Indenture provides that, with respect to any series of Securities to be authenticated and delivered under the Original Indenture, the terms of such series of Securities shall be established by (i) a Board Resolution and Officers' Certificate or (ii) one or more indentures supplemental to the Original Indenture;

         WHEREAS, the Company desires to create, under the Original Indenture, a new series of Securities to be known as its 7.0% Senior Notes due 2008 (the "Senior Notes"), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed; and

         WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "Indenture";

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

                                   Article I.

                                   DEFINITIONS

         Section 1.1. Definitions. The following defined terms used herein shall have the meanings specified below. Capitalized term used herein without definition shall have the respective meanings assigned such terms in the Original Indenture.

                  "Discounted Present Value" shall have the meaning set forth in
         Section 2.4 of this Supplemental Indenture.

                  "Interest Payment Date" means, with respect to the Senior Notes only, July 15 and January 15 of each year.

                  "Make-Whole Premium" shall have the meaning set forth in
         Section 2.4 of this Supplemental Indenture.

                  "Redemption Date" shall have the meaning, with respect to the Senior Notes only, set forth in Section 2.4 of this Supplemental Indenture.

                  "Redemption Price" means, with respect to the Senior Notes only, the sum of (1) 100% of the outstanding principal amount of the Senior Notes being redeemed; plus (2) the applicable Make-Whole Premium.

                  "Regular Record Date" means, with respect to the Senior Notes only, the close of business on July 1 or January 1, as the case may be, immediately preceding each Interest Payment Date.

                                  Article II.

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         There is hereby established a new series of Securities under the Original Indenture with the following terms:

         Section 2.1. Title. The title of the series is "7.0% Senior Notes due 2008".

         Section 2.2. Principal Amount. There are to be issued by the Company, and authenticated and delivered by the Trustee on the date hereof $150,000,000 principal amount of Senior Notes, and such principal amount of Senior Notes may be increased from time to time pursuant to Section 3.1 of the Original Indenture. All Senior Notes need not be issued on the same date and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Senior Notes, unlimited in principal amount, upon delivery by the Company to the Trustee of either a Board Resolution and Officers' Certificate or an indenture supplemental to the Indenture, setting forth the original issuance date of such additional Senior Notes. The terms of any such additional Senior Notes will be identical (except as to denomination and the date from which interest shall accrue) to the terms of the Senior Notes initially issued, authenticated and delivered on the date hereof. Any such additional Senior


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
Notes will, together with the previously issued Senior Notes, constitute a single series of Securities under the Indenture.

         Section 2.3. Payment of Principal and Interest.

         (a) The principal of the Senior Notes shall be due on July 15, 2008, subject to the provisions of the Original Indenture relating to acceleration of maturity. The Senior Notes will bear interest from July 17, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 7.0% per annum, payable semi-annually in arrears on July 15 and January 15 of each year, commencing on January 15, 2002, and at Maturity. The Company will pay interest to the Persons in whose names the Senior Notes are registered on the Registered Record Date for such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         (b) If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. If the maturity date of the Senior Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Interest payments for the Senior Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be.

         (c) Payment of the principal and interest due at maturity of the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Notes shall be paid in Dollars. Payments of interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

         Section 2.4. Optional Redemption.

         (a) The Senior Notes will be redeemable, at the option of the Company, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders of the Senior Notes, on any date (a "Redemption Date") prior to their maturity at the Redemption Price plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to, but excluding, the Redemption Date. Installments of interest on the Senior Notes for which the Redemption Date is after a Regular Record Date and on or before the following Interest Payment Date shall be payable to the Holders of such Senior Notes registered as such at the close of business on the Regular Record Date therefor. In no event will the Redemption Price of the Senior Notes ever be less than 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon payable to the Holder thereof.


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
         "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any Senior Note subject to redemption less the unpaid principal amount of such Senior Note; provided, however, that no Make-Whole Premium shall be less than zero.

         "Discounted Present Value" of any Senior Note subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Senior Note after the Redemption Date, calculated using a discount rate equal to the sum of (1) the yield to maturity on the United States treasury security having a maturity date equal to the Maturity Date of such Senior Note and trading in the secondary market at the price closest to par and (2) 25 basis points; provided, however, that if there is no United States treasury security having a maturity date equal to the Maturity Date of such Senior Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for the two United States treasury securities having maturity dates most closely corresponding to the Maturity Date of such Senior Note and trading in the secondary market at the price closest to par.

         (b) If less than all of the Senior Notes are to be redeemed, the Senior Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Senior Notes represented by a global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Senior Notes that are not represented by a global Security.

         Section 2.5. Additional Events of Default. In addition to the Events of Default set forth in Section 5.1 of the Original Indenture, each of the following events shall also constitute an Event of Default with respect to the Senior Notes:

         (a) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (including an Event of Default under any other series of Securities), whether such Indebtedness now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default shall not be cured or waived or such acceleration shall not be rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of the Senior Notes, a written notice specifying such event of default and requiring the Company to cause such default to be cured or waived or to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" under the Indenture; or

         (b) the Company shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith.

         Section 2.6. Form, Currency and Denominations. The Senior Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples


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
thereof. The Senior Notes will be issued in substantially the form set forth in Exhibit A hereto. The Depository with respect to the Senior Notes shall be The Depository Trust Company.

         Section 2.7. Global Securities.

         (a) The Senior Notes will be issued in the form of one or more global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the circumstances set forth in Section 3.5 of the Original Indenture, the global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. Owners of beneficial interests in such a global Security will not be considered the registered owners or Holders of Senior Notes for any purpose.

         (b) No global Security representing a Senior Note shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Payment of principal of, any premium or interest on, and any Additional Amounts in respect of, any Senior Note in global form shall be made to the registered Holder thereof.

         Section 2.8. Ranking. The Senior Notes will represent the Company's direct, unsecured obligations and will rank equally with all the Company's other unsubordinated indebtedness.

         Section 2.9. Miscellaneous. The Company is not obligated to redeem or purchase any Senior Notes pursuant to any sinking fund or analogous provision. The Senior Notes will not be convertible into shares of Common Stock of the Company and/or exchangeable for other securities. The amount of payments of principal with respect to the Senior Notes shall not be determined with reference to an index, formula or other method or methods. No Senior Notes are issuable upon the exercise of warrants. Each of Section 4.2(2) of the Original Indenture relating to defeasance and Section 4.2(3) of the Original Indenture relating to covenant defeasance shall be applicable to the Senior Notes. Except as set forth in Section 10.4 of the Original Indenture, there will be no Additional Amount payable on the Senior Notes.

                                  Article III.

                            MISCELLANEOUS PROVISIONS

         Section 3.1. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 3.2. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 3.3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state.


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         Section 3.4. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.



            [The remainder of this page is intentionally left blank.]


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
IN WITNESS WHEREOF, the Company has executed this Supplemental Indenture by the signature of its authorized officer, and the Trustee has caused this Supplemental Indenture to be executed in its corporate name by its authorized officer, each as of the date above written.



Attest:                                 RENAISSANCERE HOLDINGS LTD.

/s/ Martin J. Merritt
----------------------------------------
Name: Martin J. Merritt
Title: Vice President and
       Corporate Secretary              By:  /s/ John M. Lummis
                                             -----------------------------------
                                             Name: John M. Lummis
                                             Title: Executive Vice President and
                                                       Chief Financial Officer
[SEAL]
THE COMMON SEAL of
RENAISSANCERE HOLDINGS LTD.
was hereunto affixed in the presence of:
/s/ James N. Stanard
----------------------------------------
Name: James N. Stanard
Title: Director

/s/ Martin J. Merritt
----------------------------------------
Name: Martin J. Merritt
Title: Vice President and
       Corporate Secretary




Attest:                                 BANKERS TRUST COMPANY, as Trustee




                                        By:  /s/ Wanda Camacho
                                             -----------------------------------
                                             Name: Wanda Camacho
                                             Title: Vice President
[SEAL]

                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO RENAISSANCERE HOLDINGS LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                           RENAISSANCERE HOLDINGS LTD.
                            7.0% SENIOR NOTE DUE 2008

No. R-1                                                   CUSIP No.: 75968N AA 9


Principal Amount:                   $150,000,000

Regular Record Date:                January 1 or July 1, as the case may be,
                                    immediately preceding each Interest
                                    Payment Date

Original Issue Date:                July 17, 2001

Maturity Date:                      July 15, 2008

Interest Payment Dates:             July 15 and January 15

Interest Rate:                      7.0% per annum

Authorized Denomination:            $1,000, or any integral multiple thereof

                  RenaissanceRe Holdings Ltd., a company duly existing and organized under the laws of Bermuda (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on the Maturity Date shown above, and to pay interest thereon from the Original Issuance Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment

Date as specified above (including the Maturity Date), commencing on January 15, 2002, at the rate of 7.0% per annum until the principal hereof is paid or duly provided for. Interest not timely paid or provided for shall, to the extent permitted by applicable laws, bear simple interest at the rate of 7.0% per annum.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (including the Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the Company to the Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

                  Payment of the principal of and interest due on the Maturity Date of this Senior Note shall be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Senior Note shall be paid in Dollars. Payments of interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            RENAISSANCERE HOLDINGS LTD.



                                            By:_______________________________
                                               Name:
                                               Title:


Attest:  _____________________________
          Name:
          Title:


               (Seal of RENAISSANCERE HOLDINGS LTD. appears here)


THE COMMON SEAL of
RENAISSANCERE HOLDINGS LTD.
was hereunto affixed in the presence of:


_________________________________
Name:
Title:  Director


_________________________________
Name:  Martin J. Merritt
Title:  Vice President and
        Corporate Secretary

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the 7.0% Senior Notes due 2008 referred to in the within-mentioned Indenture.



                                            BANKERS TRUST COMPANY, as Trustee



                                            By:_____________________________
                                               Authorized Signatory

                             (Reverse Side of Note)

                  This security is one of a duly authorized issue of debt securities of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of July 1, 2001, as supplemented (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the First Supplemental Indenture, dated as of July 17, 2001, between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as 7.0% Senior Notes due 2008 (the "Senior Notes"), initially limited in aggregate principal amount to $150,000,000, subject to increase as provided in Section 2.2 of the First Supplemental Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  While this Senior Note is represented by one or more global notes registered in the name of DTC or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Senior Note to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

                  The Senior Notes will not have a sinking fund.

                  The Senior Notes will be redeemable, at the option of the Company, at any time in whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the holders of the Senior Notes to be redeemed, on any date prior to their maturity at a price equal to the sum of:
(1) 100% of the outstanding principal amount of the Senior Notes being redeemed; plus (2) the applicable Make-Whole Premium; plus (3) accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to, but excluding, the Redemption Date. In no event will the Redemption Price of the Senior Notes ever be less than 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon payable to the Holder thereof. Installments of interest on Senior Notes for which the Redemption Date is after a Regular Record Date and on or before the following Interest Payment Date shall be payable to the Holders of such Senior Notes registered as such at the close of business on the Regular Record Date therefor.

                  "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any Senior Note subject to redemption less the unpaid principal amount of such Senior Note; provided, however, that no Make-Whole Premium shall be less than zero.

                  "Discounted Present Value" of any Senior Note subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Senior Note after the Redemption Date, calculated using a discount rate equal to the sum of (1) the yield to maturity on the United States treasury security having a maturity date equal to the Maturity Date of such Senior Note and trading in the secondary market at the price closest to par and (2) 25 basis points; provided, however, that if there is no United States treasury security having a maturity date equal to the Maturity Date of such Senior Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for the two United States treasury securities having maturity dates most closely corresponding to the Maturity Date of such Senior Note and trading in the secondary market at the price closest to par.

                  If less than all of the Senior Notes are to be redeemed, the Senior Notes to be redeemed shall be selected by lot by DTC, in the case of Senior Notes represented by a global note, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Senior Notes that are not represented by a global note.

                  The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or of certain restrictive covenants with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

                  No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.

                  Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Note or Notes to be exchanged at the office or agency of the Company.

                  This Senior Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed in said state.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common   UNIF GIFT MIN ACT -__________Custodian_______
                                                   (Cust)             (Minor)
                                                   under Uniform Gifts to Minors
                                                   Act______________________
                                                                      (State)



TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with rights of
             survivorship and not as tenants
             in common

Additional abbreviations may also be used though not on the above list.

________________________________________________________________________________
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto _____________ (please insert Social Security or other identifying number of assignee)

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
agent to transfer said Senior Note on the books of the Company with full power of substitution in the premises.



Dated:___________________________   ____________________________________________

                                    ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.